SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	June 26, 2008

COLUMBUS SOUTHERN POWER COMPANY
(Exact Name of Registrant as Specified in Its Charter)

1-2680	Ohio	31-4154203
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

1 Riverside Plaza, Columbus, OH	43215
(Address of Principal Executive Offices)	(Zip Code)

614-716-1000
(Registrant’s Telephone Number, Including Area Code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective June 26, 2008, the Board of Directors of Columbus Southern Power Company, (the “Company”) amended portions of the Company’s Code of Regulations, as amended.  The amendments allow electronic mail notification for meetings of the directors, lower the quorum requirement at meetings to one-third of voting directors to transact business, remove language requiring officers of a particular operating company be employees of such company, clarify that the officer positions of Chief Executive Officer and President, respectively, are separate and distinct positions, and update the Certificate of Shares language to allow for the issuance of uncertificated shares of stock in compliance with recent stock exchange rules.

The foregoing description is qualified in its entirety by reference to the amendments to the Code of Regulations approved by the Board, a copy of which is attached and incorporated herein as Exhibit 3.1 to this Form 8-K.

Item 9.01.                  Financial Statements and Exhibits

    (d)                  Exhibits

3.1	Amendments to Article II, Section 5, Article II, Section 6, Article III, Section 1, Article III, Section 2 and Article V, Section 1, to of the Company’s Code of Regulations

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COLUMBUS SOUTHERN POWER COMPANY
By:	/s/ Thomas G. Berkemeyer
Name:	Thomas G. Berkemeyer
Title	Assistant Secretary

July 1, 2008